Exhibit 24.01

POWERS OF ATTORNEY

WITNESSETH, that each of the undersigned directors or officers of ECB BANCORP, INC. (“Bancorp”), a North Carolina corporation, by his or her signature below, hereby constitutes and appoints each of ARTHUR H. KEENEY III and GARY M. ADAMS, or any substitute appointed by either of them, jointly and severally, as his or her true and lawful attorney-in-fact and agent, for him or her, and in his or her name, place and stead, to execute and sign a Registration Statement on Form S-1 or other appropriate form to be filed by Bancorp with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), with respect to the offer and sale to the public of shares of Bancorp’s common stock; and, further, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statements, and any registration statements filed by Bancorp in connection with such offer and sale pursuant to Rule 462(b), and to file all of the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of each said attorney-in-fact and agent which they may lawfully do in the premises or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Arthur H. Keeney III Arthur H. Keeney III	President and Chief Executive Officer	September 20, 2005

/s/ Gary M. Adams Gary M. Adams	Senior Vice President and Chief Executive Officer	September 20, 2005

/s/ R. S. Spencer, Jr. R. S. Spencer, Jr.	Chairman	September 20, 2005

/s/ George T. Davis, Jr. George T. Davis, Jr.	Vice Chairman	September 20, 2005

/s/ Gregory C. Gibbs Gregory C. Gibbs	Director	September 20, 2005

/s/ John F. Hughes, Jr. John F. Hughes, Jr.	Director	September 20, 2005

/s/ J. Bryant Kittrell III	Director	September 20, 2005
J. Bryant Kittrell III

/s/ Joseph T. Lamb, Jr.	Director	September 20, 2005
Joseph T. Lamb, Jr.

/s/ B. Martelle Marshall	Director	September 20, 2005
B. Martelle Marshall

/s/ Michael D. Weeks	Director	September 20, 2005
Michael D. Weeks